Exhibit 99.1

TAKUNG ART CO. REPORTS 2015 NET INCOME OF $5.4 MILLION, EPS $.49,

VS. NET INCOME OF $1.4 MILLION, EPS $.15, IN 2014

2015 Revenue Climbs 140 Percent To $11.3 Million

Hong Kong, February 18, 2016 – Takung Art Co., Ltd. (OTCQB:TKAT), an online platform for acquiring shared ownership in Asian fine art, jewelry and precious gems, today reported net income of $5,436,109, or $.49 per share, for the year ended December 31, 2015, a 297 percent improvement on net income of $1,369,537, or $.15 per share, in calendar 2014.

The company reported revenue of $11,335,941 for calendar/fiscal 2015, which represents a 140 percent increase on revenue of $4,719,862 in the prior year.

Weighted average number of common shares outstanding was 11,119,276 in 2015 and 9,332,276 in 2014. The company’s strong improvement in revenue compared to 2014 was primarily due to year-over-year increases of $3,059,665 in listing fee revenue and $3,313,103 in trading commission revenue. The improvement in listing fee revenue arose from a significant increase in the number of artworks listed on the company’s trading platform, and the resulting increase in listing fees charged to artists. Takung’s improvement in both trading volume and commission revenue was mainly the result of the commencement, in August 2015, of operations in Shanghai, which enabled the company to accept deposits in Renminbi and greatly increase the number of mainland China-based traders on Takung’s platform.

Takung’s improved profitability for 2015 compared to the previous year was primarily due to the company’s aforementioned increases in listing fee and trading commission revenue, partially offset by an increase of about $1.2 million in operating expenses compared to 2014. This increase included $518,090 in legal and professional fees, $362,157 in salaries, $223,056 in office and rental expense, and $104,110 in travel expense.

“We are very proud of our 2015 results,” said Takung chairman and CEO Di Xiao. “We believe that our sharp increases in revenue and profitability validate the soundness of our shared fine art ownership model, which we expect will continue to bring greater numbers of new investors into the marketplace.”

As previously reported, Takung’s trading platform generated fine art sales of over $299 million in January 2016, compared with $84 million in January 2015. In calendar 2015, the platform generated total trading transactions of about $2.33 billion, compared to $731 million in the prior year.

DISCLAIMER: Please note the date of the release appears in real time and will automatically update as your release crosses the wires. To make changes or to schedule your release for distribution please email newsdesk@issuerdirect.com or call our News Desk Team at 919.481.4000. If there is a problem with your news distribution, please note that Issuer Direct must be contacted no more than 90 minutes after your intended cross time in order to be of assistance. Any correspondence received outside of this timeframe will be dealt with at the discretion of management. Per our corporate policy, this release will not be made public without your direct approval.

ABOUT TAKUNG ART CO., LTD: www.takungart.com

Based in Hong Kong, Takung Art Co., Ltd. is an online trading platform for acquiring shared ownership in Asian fine art, jewelry and precious gems. This proprietary platform allows collectors and investors – including those with modest financial resources – to buy and sell units of these assets and participate in the booming Asian art market. The company's shared-ownership business model significantly expands the number of interactions between sellers and buyers of fine art far beyond those generated by art galleries and auction houses alone.

Takung operates its online trading platform via three wholly-owned subsidiaries, Hong Kong Takung Assets and Equity of Artworks Exchange Co. Ltd., Takung (Shanghai) Co., Ltd., and Takung Cultural Development (Tianjin) Co., Ltd.

FORWARD-LOOKING STATEMENTS

This press release may contain projections or other forward-looking statements regarding future events or our future financial performance. All statements other than present and historical facts and conditions contained in this release, including any statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These statements are only predictions and reflect our current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and subject to change at any time. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Contacts:

Takung Art Co., Ltd.

Leslie Chow

+852 31580977

leslie.chow@takungae.com

Asia IR•PR - Investor Relations

Jimmy Caplan

512-329-9505

jimmy@asia-irpr.com

Asia IR•PR - Media Relations

Rick Eisenberg

212-496-6828

rick@asia-irpr.com

DISCLAIMER: Please note the date of the release appears in real time and will automatically update as your release crosses the wires. To make changes or to schedule your release for distribution please email newsdesk@issuerdirect.com or call our News Desk Team at 919.481.4000. If there is a problem with your news distribution, please note that Issuer Direct must be contacted no more than 90 minutes after your intended cross time in order to be of assistance. Any correspondence received outside of this timeframe will be dealt with at the discretion of management. Per our corporate policy, this release will not be made public without your direct approval.

TABLES

Takung Art Co., Ltd.

Consolidated Balance Sheets

(Stated in U.S. Dollars)

	December	December
	31,	31,
	2015	2014
ASSETS
Current assets
Cash	$10,769,456	$2,355,839
Restricted cash	16,195,289	6,865,821
Deposit	191,575	73,852
Account receivables	184,537	291,496
Other Receivables	-	295,870
Prepayment	1,172,405	183,083
Due from director	502	-
Total current assets	28,513,764	10,065,961

Non-current assets
Property and equipment, net	1,213,255	1,037,758
Intangible assets	22,194	20,547
Total non-current assets	1,235,449	1,058,305
Total assets	$29,749,213	$11,124,266

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Accounts payables and other accruals	$667,622	$1,891,525
Customer deposits	16,195,289	6,865,821
Amount due to director	-	2,730
Tax payables	1,564,370	249,092
Total current liabilities	18,427,281	9,009,168
Deferred tax liabilities	45,037	66,555
Total non-current liabilities	45,037	66,555
Total liabilities	18,472,318	9,075,723

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY
Common stock (1,000,000,000 shares authorized; $0.001 par value; 11,119,276 shares issued and outstanding as of December 31, 2015; 9,332,276 shares issued and outstanding as of December 31, 2014)	11,119	9,332
Additional paid-in capital	4,465,217	2,570,098
Subscription receivables	-	(1,896,548)
Retained earnings	6,801,977	1,365,868
Accumulated other comprehensive loss	(1,418)	(207)
Total stockholders’ equity	11,276,895	2,048,543
Total liabilities and stockholders’ equity	$29,749,213	$11,124,266

The accompanying notes are an integral part of these consolidated financial statements

DISCLAIMER: Please note the date of the release appears in real time and will automatically update as your release crosses the wires. To make changes or to schedule your release for distribution please email newsdesk@issuerdirect.com or call our News Desk Team at 919.481.4000. If there is a problem with your news distribution, please note that Issuer Direct must be contacted no more than 90 minutes after your intended cross time in order to be of assistance. Any correspondence received outside of this timeframe will be dealt with at the discretion of management. Per our corporate policy, this release will not be made public without your direct approval.

Takung Art Co., Ltd.

Consolidated Statements of Income and Comprehensive Income

(Stated in U.S. Dollars)

	For the Year
	Ended December 31,
	2015	2014
Revenue	$11,335,941	$4,719,862

Cost of revenue	(805,684)	(434,379)
Gross profit	10,530,257	4,285,483

Operating expenses
General and administrative expenses	(3,795,429)	(2,605,985)
Selling expenses	(42,183)	-
Total operating expenses	(3,837,612)	(2,605,985)

Income from operations	6,692,645	1,679,498

Other income	25,795	2,085

Income before income tax expense	6,718,440	1,681,583
Provision for income taxes	(1,282,331)	(312,046)

Net income	5,436,109	1,369,537

Foreign currency translation adjustment	(1,211)	526

Comprehensive income	$5,434,898	$1,370,063

Earnings per common share – basic and diluted	$0.49	$0.15

Weighted average number of common shares outstanding – basic and diluted	11,119,276	9,332,276

The accompanying notes are an integral part of these consolidated financial statements.

DISCLAIMER: Please note the date of the release appears in real time and will automatically update as your release crosses the wires. To make changes or to schedule your release for distribution please email newsdesk@issuerdirect.com or call our News Desk Team at 919.481.4000. If there is a problem with your news distribution, please note that Issuer Direct must be contacted no more than 90 minutes after your intended cross time in order to be of assistance. Any correspondence received outside of this timeframe will be dealt with at the discretion of management. Per our corporate policy, this release will not be made public without your direct approval.

Consolidated Statements of Stockholders Equity

(Stated in U.S. Dollars)

			Additional
	Number	Common	paid-in	Subscription	Retained	Comprehensive	Stockholders'
	of shares	stock	capital	receivable	earnings	income	equity
Balance,
December 31,
2013	8,399,040	8,399	2,571,680	(1,896,548)	(3,669)	(733)	679,129

Reverse merger
recapitalization	933,236	933	(1,582)	-			(649)

Net income for the
period	-	-	-	-	1,369,537	-	1,369,537

Foreign currency
translation
adjustment	-	-	-	-	-	526	526

Balance,
December 31,
2014	9,332,276	9,332	2,570,098	(1,896,548)	1,365,868	(207)	2,048,543

Shares for
compensation	787,000	787	313,456				314,243

Issuance of shares	1,000,000	1,000	1,579,000				1,580,000

Net income for the
period	-	-	-		5,436,109	-	5,436,109

Receipt of
subscription
receivables	-	-	2,663	1,896,548	-	-	1,899,211

Foreign currency
translation
adjustment	-	-	-		-	(1,211)	(1,211)

Balance,
December 31,
2015	11,119,276	11,119	4,465,217	-	6,801,977	(1,418)	11,276,895

The accompanying notes are an integral part of these consolidated financial statements.

DISCLAIMER: Please note the date of the release appears in real time and will automatically update as your release crosses the wires. To make changes or to schedule your release for distribution please email newsdesk@issuerdirect.com or call our News Desk Team at 919.481.4000. If there is a problem with your news distribution, please note that Issuer Direct must be contacted no more than 90 minutes after your intended cross time in order to be of assistance. Any correspondence received outside of this timeframe will be dealt with at the discretion of management. Per our corporate policy, this release will not be made public without your direct approval.

Takung Art Co., Ltd.

Consolidated Statements of Cash Flows

(Stated in U.S. Dollars)

	For the Year	For the Year
	Ended	Ended
	December	December
	31,	31,
	2015	2014
Cash flows from operating activities:
Net income	$5,436,109	$1,369,537
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	336,222	216,479
Stock-based compensation	314,243	-
Changes in operating assets and liabilities:
Account receivables	106,948	(232,140)
Other receivables	264,181	(295,817)
Deposit	(117,695)	(300)
Prepayment	(989,374)	(102,687)
Restricted cash	(9,327,160)	(3,204,936)
Due to directors	(3,230)	2,729
Customer deposits	9,327,160	3,203,726
Deferred tax assets	-	27,504
Deferred tax liabilities	(21,517)	35,494
Provision for Profits Tax	1,316,656	249,048
Account payables and other accruals	(1,222,850)	1,323,024
Net cash provided by operating activities	5,419,693	2,591,661

Cash flows from investing activities:
Deposit for property, plant and equipment	(512,144)	(477,399)
Deposit of Intangible assets	-	(20,543)
Net cash used in investing activities	(512,144)	(497,942)

Cash flows from financing activities:
Proceeds from subscription receivables	1,930,853	-
Proceeds from issuance of shares	1,580,000	-
Net cash provided by financing activities	3,510,853	-

Effect of exchange rate change on cash and cash equivalents	(4,785)	1,933

Net increase in cash and cash equivalents	8,413,617	2,095,652

Cash and cash equivalents, beginning balance	2,355,839	260,187

Cash and cash equivalents, ending balance	$10,769,456	$2,355,839
Supplemental cash flows information:
Cash paid for interest	$-	$-

Cash paid for income tax	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

DISCLAIMER: Please note the date of the release appears in real time and will automatically update as your release crosses the wires. To make changes or to schedule your release for distribution please email newsdesk@issuerdirect.com or call our News Desk Team at 919.481.4000. If there is a problem with your news distribution, please note that Issuer Direct must be contacted no more than 90 minutes after your intended cross time in order to be of assistance. Any correspondence received outside of this timeframe will be dealt with at the discretion of management. Per our corporate policy, this release will not be made public without your direct approval.